Exhibit 24

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin J. Tierney his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Annual Report on Form 10-K for the year ending December 31, 1997 of UNUM Corporation pursuant to the Securities Exchange Act of 1934 and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms his said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Witness our signatures on the date set forth below:


          Signature           Title               Date

/s/ Gayle O. Averyt           Director       February 13, 1998
    Gayle O. Averyt


/s/ Robert E. Dillon, Jr.     Director       February 13, 1998
    Robert E. Dillon, Jr.


/s/ Gwain H. Gillespie        Director       February 13, 1998
    Gwain H. Gillespie


/s/ Ronald E. Goldsberry      Director       February 13, 1998
    Ronald E. Goldsberry


/s/ Donald W. Harward         Director       February 13, 1998
    Donald W. Harward

        Signature             Title               Date


/s/ George J. Mitchell        Director       February 13, 1998
    George J. Mitchell


    Cynthia A. Montgomery     Director



/s/ James L. Moody, Jr.       Director       February 13, 1998
    James L. Moody, Jr.


/s/ Lawrence R. Pugh          Director       February 13, 1998
    Lawrence R. Pugh


/s/ Lois Dickson Rice         Director       February 13, 1998
    Lois Dickson Rice


/s/ John W. Rowe              Director       February 13, 1998
    John W. Rowe